Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Viemed Healthcare, Inc. 2020 Long Term Incentive Plan of our report dated March 3, 2020, with respect to the consolidated financial statements of Viemed Healthcare, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
New Orleans, Louisiana
June 19, 2020